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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: January 6, 2005

                                  VisiJet, Inc.
             (Exact name of the Company as specified in its charter)

        Delaware                       0--256111                 33-0838660
(State or other jurisdiction          (Commission              (IRS Employer
    of incorporation)                 File Number)           Identification No.)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-453-9652




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        SECTION 4-MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02(a) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         On January 6, 2005, the Company determined to restate its second and third quarter 2004 financial statements and to file amended Quarterly Reports on Form 10-QSB for each such period. The restatement is necessary in order to properly reflect the effects of the beneficial conversion feature attributable to certain convertible debenture agreements entered into during the respective quarters.

         The market price of the Company's Common Stock on the date of issuance of the debentures in the second quarter was $0.71 per share, and the market price of the Company's Common Stock on the date of issuance of the debentures in the third quarter was $.57. In accordance with EITF 98-5, as amended by EITF 00-27, because the debentures were sold at an effective conversion price less than the market value of the underlying components of the security, a beneficial conversion to the holders of the debentures occurred. Accordingly, the Company recorded a discount to the principal of the debenture and added a corresponding amount to common stock additional paid in capital. The recorded discount resulting from the beneficial conversion is recognized as non-cash interest expense from the date of issuance to the earliest date on which the debt is convertible by the debenture holders. Since the debt is convertible at the option of the debenture holders at any time following issuance, the entire discount recorded should be recognized as non-cash interest expense during the quarter in which it occurred. The impact of the adjustment on the Company's balance sheet will be to increase, by an identical amount, both share capital and accumulated deficit. As such, there will be no net impact to total shareholders' equity as previously reported.

         The restated financial statements include adjustments to increase both non-cash interest expense and common stock additional paid in capital by $578,286 for the quarter ending June 30, 2004 and $242,853 for the quarter ending September 30, 2004

         The Company's decision to record the discount, and the decision to restate the second and third quarter 2004 financial statements, was made on January 6, 2005 with the concurrence of the Company's independent auditor, Peterson & Company, LLP, and the approval of the Company's Board of Directors.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          VisiJet, Inc., a Delaware
                                                   corporation

                                          By: /s/ Laurence M. Schreiber
                                              --------------------------------
                                              Laurence M. Schreiber, Secretary

Date: January 27, 2005